DEBT SERVICE MAINTENANCE AGREEMENT


To:      Commerce Bank, N.A.                                      July 29, 1999
         1701 Route 70 East
         Cherry Hill, NJ 08034

         To induce you to establish and/or continue financing arrangements with and consider making or continuing certain loans and extending or continuing to extend credit from time to time to FR Park Racing, L.P. and GS Park Racing, L.P. (collectively, ABorrowers@), the Undersigned, intending to be legally bound, and subject to the limitations of Section 2 and the other terms and conditions of this Agreement, hereby jointly and severally agree to make available to Borrower, by way of loans, capital contributions, advances or otherwise, such funds to enable Borrowers to pay to you fifty percent (50%) of all of the Obligations of Borrowers to you; provided, however, that unless the undesigned has agreed in writing , the principal amount of the Debt Service Maintenance Obligations (as defined herein) shall not exceed Eleven Million Five Hundred thousand Dollars ($11,500,000) (as may be adjusted in writing from time to time, the ACap@) (herein, the undersigneds= ADebt Service Maintenance Obligations@). AObligations@ shall have the meaning set forth in the Loan Agreement. The Undersigned shall also pay or reimburse you on demand for all reasonable costs and expenses, including without limitation reasonable attorneys' fees, incurred by you at any time to enforce, protect, preserve, or defend your rights hereunder and with respect to any property securing this Agreement. Any funding by the undersigned hereunder that is utilized by Borrowers to pay the Obligations (and that is indefeasibly retained by you) shall be credited against the undersigned=s Debt Service Maintenance Obligations; further, the undersigned agree to make all such fundings directly to you at the office and in the manner designated by you at any time. All payments hereunder shall be made in lawful money of the United States, in immediately available funds. Unless otherwise defined herein, all capitalized terms shall have the respective meanings given to such terms in that certain Loan and Security Agreement dated the date hereof among Borrowers and you (as it may hereafter be amended, supplemented or replaced from time to time, the "Loan Agreement").

         Each of the Undersigned further undertakes and agrees as follows:

         1.       Each of the Undersigned represents and warrants that:




                  a. The Undersigned's execution and performance of this Agreement shall not (i) violate or result in a default or breach (immediately or with the passage of time) under any contract, agreement or instrument to which any of the Undersigned is a party, or by which any of the Undersigned is bound, including, without limitation, under (A) that certain Second Amended and Restated Credit Agreement among PNG, various banks and First Union National Bank dated January 28, 1999, (as amended from time to time, ACredit Agreement@) and
(B) that certain Indenture among PNG, certain of PNG=s Subsidiaries and State Street Bank and Trust Company, as Trustee, dated December 17, 1997 (as amended from time to time, AIndenture@); (ii) violate or result in a default or breach under any order, decree, award, injunction, judgment, law, regulation or rule;
(iii) cause or result in the imposition or creation of any Lien upon any property of any of the Undersigned; or (iv) violate any of the Undersigned=s articles of incorporation or by-laws or any other organizational document of any of the Undersigned.

                  b. Each of the Undersigned has the full power and authority to enter into and perform under this Agreement and to incur the obligations provided for herein. The execution, delivery and performance of this Agreement has been authorized by all proper and necessary actions of each of the Undersigned.

                  c.  No  consent,   license  or  approval   of,  or  filing  or
registration with, any Governmental Authority is necessary for the execution and performance hereof by the Undersigned.

                  d. This Agreement constitutes the valid and binding obligation of each of the Undersigned enforceable in accordance with its terms as
enforceability   may  be   limited   by   applicable   bankruptcy,   insolvency,
reorganization, moratorium and similar laws affecting the enforcement of creditors= rights generally and by general equitable principles.
                  e. This Agreement promotes and furthers the business and interests of each of the Undersigned, and the incurrence of the Obligations by Borrowers and creation of the obligations hereunder will result in direct financial benefit to each of the Undersigned.
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         2. In the  event  that  Borrowers  fail  to pay any of the  Obligations
(including, without limitation, any failure to pay principal upon maturity or acceleration), then the Undersigned shall, jointly and severally, on written demand by you immediately fund (at the time and in the manner designated by you) the Debt Service Maintenance Obligations arising from Borrowers= failure (any such payment of the Debt Service Maintenance Obligations by the Undersigned is referred to herein as a ADebt Service Maintenance Payment@), so long as the making of the Debt Service Maintenance Payment, or any portion thereof, would not cause an event of default under the Indenture (or if the making of the Debt Service Maintenance Payment would cause an event of default under the Indenture, then the chief financial officer of the Undersigned shall certify such fact to you in writing). As soon as circumstances permit the Undersigned to make a Debt Service Maintenance Payment (or any portion thereof) without causing an event of default under the Indenture, the Undersigned shall (subject to this Section 2), without further demand, immediately make the Debt Service Maintenance Payment
(or permitted portion thereof) to you. If the making of the Debt Service Maintenance Payment will not cause an event of default under the Indenture but an event of default has occurred and is continuing under the Credit Agreement or, after giving effect to the making of the Debt Service Maintenance Payment by the Undersigned an event of default would exist under the Credit Agreement (in either case as certified to you in writing by the chief financial officer of the Undersigned), then the Undersigned=s obligation to make the Debt Service Maintenance Payment shall be suspended until the earliest of (a) one hundred eighty (180) days after your demand to the Undersigned; (b) the curing or waiving of any such event of default under the Credit Agreement; or (c) acceleration of the obligations under the Credit Agreement; provided that no more than one payment suspension on account of an event of default (or prospective event of default) under the Credit Agreement may be instituted in any given three hundred sixty (360) day period.

         3. Each of the Undersigned hereby waives notice of (a) acceptance of this Agreement, (b) up to the Cap, the existence or incurring from time to time of any Debt Service Maintenance Obligations required hereunder, (c) the existence of any Event of Default, the making of demand, or the taking of any action by you, under the Loan Agreement, and (d) except as expressly set forth herein, demand and default hereunder.

         4. Each of the Undersigned (in its capacity hereunder) hereby consents and agrees that you may at any time or from time to time in your discretion (a) extend or change the time of payment, and/or the manner, place or terms of payment of any or all Obligations, (b) amend, supplement or replace the Loan Agreement or any related agreements, (c) renew, extend, modify, or decrease loans and extensions of credit to Borrowers, (d) modify the terms and conditions under which loans and extensions of credit may be made to Borrowers, (e) settle, compromise or grant releases for liabilities of Borrowers, and/or any other person or persons liable with Undersigned for, any Obligations, (f) exchange, release, surrender, sell, subordinate, or compromise any Collateral of any party now or hereafter securing any of the Obligations, and (g) apply any and all payments received by you at any time against the Obligations in any order as you may determine; all of the foregoing in such manner and upon such terms as you may see fit, and without notice to or further consent from the Undersigned, who each hereby agrees to be and shall remain bound upon this Agreement notwithstanding any such action on your part. Notwithstanding anything to the contrary in this paragraph 4 or anywhere else in this Agreement, you may not increase the principal amount of the Obligations without the prior written consent of the Undersigned.



         5. Subject to Section 2 of this Agreement and the Cap, the liability of each of the Undersigned hereunder is absolute and unconditional and shall not be reduced, impaired or affected in any way by reason of (a) any failure to obtain, retain or preserve, or the lack of prior enforcement of, any rights against any person or persons (including Borrowers, the Undersigned or any other obligor) or in any property, (b) the invalidity or unenforceability of any Obligations or rights in any Collateral, (c) any delay in making demand upon Borrowers or any delay in enforcing, or any failure to enforce, any rights against Borrowers or in any Collateral even if such rights are thereby lost, (d) any failure, neglect or omission on your part to obtain or perfect any lien upon, protect, exercise rights against, or realize on, any property of Borrowers, the Undersigned or any other party securing the Obligations, other than as a result of your gross negligence or willful misconduct (e) the existence or nonexistence of any defenses which may be available to Borrowers with respect to the Obligations (other than the defense of payment), (f) any failure to proceed against Borrowers or any Collateral in a commercially reasonable manner, or (g) the commencement of any bankruptcy, reorganization, liquidation, dissolution or receivership proceeding or case filed by or against any Borrower.
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         6. If any or all payments made from time to time to you with respect to any Debt Service Maintenance Obligation hereunder are recovered from, or repaid by, you in whole or in part in any bankruptcy, reorganization, insolvency or similar proceeding instituted by or against any Borrower, this Agreement shall continue to be fully applicable to such obligation to the same extent as if the
recovered  or  repaid   payment(s)  had  never  been  originally  made  on  such
obligation.

         7. All rights and remedies hereunder and under the Loan Agreement, and related agreements, are cumulative and not alternative, and you may proceed in any order from time to time against Borrowers, the Undersigned and/or any other obligor of Borrowers= Obligations and their respective assets. You shall not have any obligation to proceed against, or exhaust any or all of your rights against, Borrowers prior to proceeding against the Undersigned hereunder.

         8. Any and all rights of any nature of the Undersigned to subrogation, reimbursement or indemnity and any right of the Undersigned to recourse to any assets or property of Borrowers for any reason shall be unconditionally subordinated to all of your rights under the Loan Agreement and the Undersigned shall not at any time exercise any of such rights unless and until all of the Obligations have been unconditionally paid in full.

         9. Your books and records of any and all of Borrowers= Obligations, absent manifest error, shall be prima facie evidence against the Undersigned of the indebtedness due you or to become due to you hereunder.

         10. This Agreement shall constitute a continuing obligation with respect to all liability of the Undersigned under this Agreement and may not be revoked or, except in connection with payment in full of the Obligations or payment in full of the Debt Service Maintenance Obligations, terminated.

         11. Subject to Section 2 of this Agreement, the Undersigned agrees that you shall have a right of setoff against any and all property of any of the Undersigned now or at any time in your possession, including without limitation deposit accounts, and the proceeds thereof, as security for the obligations of the Undersigned hereunder.

         12. Subject to Section 2 of this Agreement, if an Event of Default occurs and is continuing under the Loan Agreement, then all of the Debt Service Maintenance Obligations of every kind or nature to you hereunder shall, at your option, become immediately due and payable and you may at any time and from time to time take any and/or all actions and enforce all rights and remedies available hereunder or under applicable law to collect the Undersigned's liabilities hereunder.



         13. Failure or delay in exercising any right or remedy against the Undersigned hereunder shall not be deemed a waiver thereof or preclude the exercise of any other right or remedy hereunder. No waiver of any breach of or provision of this Agreement shall be construed as a waiver of any subsequent breach or of any other provision. The invalidity or unenforceability of any provision hereof shall not affect the remaining provisions which shall remain in full force and effect.

         14. This Agreement shall (a) be legally binding upon the Undersigned, and the Undersigned's successors and assigns, provided that the Undersigned's obligations hereunder may not be delegated or assigned without your prior written consent and (b) benefit any and all of your successors and assigns.

         15. This Agreement embodies the whole agreement and understanding of the parties hereto relative to the subject matter hereof. No modification or waiver of any provision hereof shall be enforceable unless approved by you in writing.

         16.       Intentionally Omitted.

         17. This Agreement shall in all respects be interpreted, construed and governed by the substantive laws of the Commonwealth of Pennsylvania. The Undersigned irrevocably (i) submits to the jurisdiction of the Courts of the Commonwealth of Pennsylvania and the United States District Court for the Eastern District of Pennsylvania for the


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purposes of any  litigation  or  proceeding  hereunder or  concerning  the terms hereof and (ii) together with you, waives the right to a jury trial with respect to any litigation or proceeding hereunder or concerning the terms hereof.

         18. a. In any action or proceeding brought by you to enforce the terms hereof, the Undersigned waives personal service of the summons, complaint, and any motion or other process, and agrees that notice thereof may be served by registered or certified mail, return receipt requested or by nationally recognized overnight courier at the address of the Undersigned set forth on the signature page hereof. Such service shall be deemed made on the date of delivery at such address.

                  b. Any and all notices which may be given to the Undersigned by you hereunder shall be sent to the Undersigned at the address of the Undersigned set forth on the signature page hereof and shall be deemed given to and received (on the date delivered) by the Undersigned if personally delivered or if sent by facsimile transmission or if sent in the manner provided for service of process in paragraph 18(a) above.



         19. So long as the Obligations are outstanding, none of the Undersigned shall sell, transfer, convey or dispose of any assets, other than in the ordinary course of business, if the net sale proceeds from all assets sold by all of the Undersigned exceed, in the aggregate, $3,000,000 in any fiscal year.

         20. a. Subject only to the terms of Section 20 (b) of this Agreement, each of the Undersigned shall be jointly and severally liable for all Debt Service Maintenance Obligations.

                  b.  Without   limiting  the  effect  of  Section  13  of  this
Agreement, to the extent that mandatory and non-waivable provisions of applicable law (including but not limited to any applicable business corporation laws) otherwise would render this Agreement invalid or unenforceable, each of the Undersigned=s obligations hereunder shall be limited to the maximum amount which does not result in such invalidity or enforceability.

     21. Subject to Section 6 of this Agreement, upon payment in full of the Debt Service Maintenance Obligations, this Agreement shall terminate.



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         IN WITNESS WHEREOF,  this Debt Service Maintenance  Agreement is hereby executed on the date first written above.

                           Penn National Gaming, Inc.


Attest: _/s/Patricia G. Cramer____________    By: /s/Robert S. Ippolito________
Name:   Patricia G. Cramer                     Name:Robert S. Ippolito
                                               Title:Secretary

                                  Address:     825 Berkshire Blvd. Suite 200___
                                              Wyomissing, PA 19610



                                                     Backside, Inc.


Attest: /s/Patricia G. Cramer____________    By: _/s/Robert S. Ippolito___
Name:   Patricia G. Cramer                              Name:Robert S. Ippolito
                                              Title:Robert S. Ippolito

                                     Address:  825 Berkshire Blvd. Suite 200___
                                              Wyomissing, PA 19610



                                                     The Downs Racing, Inc.


Attest: /s/Patricia G. Cramer_____           By: /s/Joseph A. Lashinger______
Name:   Patricia G. Cramer                          Name: Joseph A. Lashinger
                                              Title:President


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                                                     Mill Creek Land, Inc.


Attest: /s/Patricia G. Cramer           By: /s/Robert S. Ippolito
Name:   Patricia G. Cramer              Name:Robert S. Ippolito
                                        Title:Secretary

                                        Address: 825 Berkshire Blvd
                                        Wyomissing, PA 19610



                                    Mountainview Thoroughbred Racing Association


Attest: /s/Patricia G. Cramer           By: /s/Robert S. Ippolito
Name:   Patricia G. Cramer              Name:Robert S. Ippolito
                                        Title:Secretary

                                        Address: 825 Berkshire Blvd.
                                        Wyomissing, PA 19610



                                    Northeast Concessions, Inc.


Attest:/s/Patricia G. Cramer           By: /s/Robert S. Ippolito
Name:                                  Name:Robert S. Ippolito
                                       Title:

                                         Address: 825 Berkshire Blvd.
                                         Wyomissing, PA 19610



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                                                     PNGI Pocono, Inc.


Attest: /s/Patricia G. Cramer           By: /s/Robert S. Ippolito
Name:   Patricia G.Cramer               Name:Robert S. Ippolito
                                        Title:Secretary

                                        Address:    825 Berkshire Blvd.
                                        Wyomissing, PA 19610



                   Penn National Gaming of West Virginia, Inc.


Attest: /s/Patricia G. Cramer         By: /s/Robert S. Ippolito
Name:  Patricia G. Cramer             Name:Robert S. Ippolito
                                      Title:Secretary

                                      Address:  825 Berkshire Blvd
                                      Wyomissing, PA 19610



                            Penn National GSFR, Inc.


Attest: /s/Patricia G. Cramer        By: /s/Robert S. Ippolito
Name:   Patricia G. Cramer           Name: Robert S. Ippolito
                                     Title: Secretary

                                     Address: 825 Berkshire Blvd
                                     Wyomissing, PA 19610


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                          Penn National Holding Company


Attest: /s/Patricia G. Cramer           By: Robert S. Ippolito_
Name:   Patricia G. Cramer              Name: Robert S. Ippolito
                                        Title: Secretary

                                        Address:  825 Berkshire Blvd.
                                        Wyomissing, PA 19610



                          Penn National Speedway, Inc.


Attest: /s/Patricia G. Cramer       By: _/s/Robert S. Ippolito
Name:   Patricia G. Cramer          Name:Robert S. Ippolito
                                    Title: Secretary

                                     Address: 825 Berkshire Blvd.
                                    Wyomissing, PA 19610



                      Pennsylvania National Turf Club, Inc.


Attest: /s/Patricia G. Cramer       By:/s/Robert S. Ippolito
Name:   Patricia G. Cramer          Name:Robert S. Ippolito
                                    Title:Secretary

                                    Address: 825 Berkshire Blvd
                                    Wyomissing, PA 19610


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                                                     Sterling Aviation, Inc.


Attest: /s/Patricia G. Cramer         By: /s/Robert S. Ippolito
Name:   Patricia G. Cramer            Name:Robert S. Ippolito
                                      Title:Secretary

                                      Address: 825 Berkshire Blvd
                                      Wyomissing, PA 19610



                                                     Tennessee Downs, Inc.


Attest: /s/Patricia G. Cramer          By: /s/Robert S. Ippolito
Name:  Patricia G. Cramer              Name:Robert S. Ippolito
                                       Title:Secretary

                                       Address: 825 Berkshire Blvd
                                        Wyomissing, PA 19610



                                        Wilkes Barre Downs, Inc.


Attest: /s/Robert S. Ippolito           By: /s/Robert E. Abraham
Name:   Robert S. Ippolito              Name: Robert E. Abraham
                                        Title: Vice President

                                       Address: 825 Berkshire Blvd
                                        Wyomissing, PA 19610

















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